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                                                                      EXHIBIT 5C



                         UNDERTAKING TO FILE AMENDMENTS
                        TO TAX REDUCTION INVESTMENT PLAN
                        WITH THE INTERNAL REVENUE SERVICE


The Registrant hereby undertakes to file with the Internal Revenue Service ("IRS"), in a timely manner, all amendments and restatements of the Household International Tax Reduction Investment Plan (the "Plan") which were adopted subsequent to the IRS' Determination Letter dated June 3, 1991 (such letter included as Exhibit 5B to this Registration Statement.) The Registrant further undertakes to make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.